Exhibit 1

Execution Version

MSG SPINCO, INC.

(TO BE RENAMED THE MADISON SQUARE GARDEN COMPANY)

CLASS B STOCKHOLDERS’ AGREEMENT

dated September 15, 2015

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CLASS B STOCKHOLDERS’ AGREEMENT

Class B Stockholders’ Agreement (as amended from time to time, the “Agreement”), dated as of September 15, 2015, by and among each of the signatories hereto and each Person who becomes a party to this Agreement in accordance with Section 13.5 hereof.

W I T N E S S E T H:

WHEREAS, each of the Class B Stockholders listed on Schedule A hereto is, as of September 21, 2015, the record owner of Shares, in the amounts set forth next to such stockholder’s name on such schedule;

WHEREAS, the Shares owned by most of the individual Class B Stockholders represent only a small portion of the voting power of all of the outstanding shares of common stock of MSG Spinco, Inc. (to be renamed The Madison Square Garden Company), a Delaware corporation (the “Company”), but, collectively, the Shares owned by all the Class B Stockholders represent a significant portion of such voting power;

WHEREAS, each of the Class B Stockholders, each of the trustees (each individually, a “Trustee” and collectively, the “Trustees”) of the Class B Stockholders which are trusts (each such trust, a “Class B Trust” and collectively, the “Class B Trusts”) and each of the Members (as defined in Section 2.1) believes that it is in the best long-term interests of the Class B Stockholders and the beneficiaries of the Class B Trusts to consolidate and unify the voting, management and control power represented by the Shares, to qualify the Company as a “controlled company” under the listing standards of the New York Stock Exchange and to ensure the continued control of the Company by the family of Charles F. Dolan;

WHEREAS, each of the agreements establishing the respective Class B Trusts provides, in part, that the Trustee or Trustees of each of such Class B Trusts may enter into this Agreement on behalf of such Class B Trusts, and each such Trustee has been duly authorized, on behalf of such Class B Trusts, to enter into, execute and deliver this Agreement and perform all of the obligations contained herein, including, without limitation, those provisions with respect to the voting and transfer of Shares;

WHEREAS, at a meeting of the Board of Directors of the Company (the “Board”), held on September 11, 2015, the Board approved the Agreement and the entering into the Agreement by each of the Class B Stockholders listed on Schedule A hereto;

WHEREAS, certain capitalized terms used herein are defined in Section 14.

NOW THEREFORE, in consideration of the premises and of the mutual promises and agreements contained herein, the Class B Stockholders and the Members agree as follows:

Section 1.	Voting Arrangements.

1.1. On any matter on which any Shares are entitled to vote, each Class B Stockholder shall vote all of the respective Shares over which such Class B Stockholder has voting control and shall take all other necessary or desirable actions within such respective Class B Stockholder’s control (including in his or her capacity as a stockholder, trustee or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and/or execution of written consents in lieu of meetings) to vote all such Shares that may be voted on such matter as follows:

(a) in accordance with the determination of the Dolan Family Committee, acting by Majority Vote, except in the case of (i) a vote on a Going-Private Transaction, in which case acting by a Two-Thirds Majority Vote (it being understood and agreed that nothing in this Agreement shall be construed to require any Class B Stockholder to participate, directly or indirectly, as a buyer in any Going-Private Transaction) and (ii) a vote on a transaction that would result in a Change in Control, in which case acting by a Supermajority Vote; provided that, with respect to any Excluded Trust, the decisions of the Dolan Family Committee will be deemed non-binding recommendations and nothing in this Section 1.1(a) shall require the Trustees of the Excluded Trusts to act in accordance with the determination of the Dolan Family Committee; and

(b) with respect to any Excluded Trusts, in accordance with the determination of Excluded Trusts holding a majority of the Shares held by all of the Excluded Trusts, except in the case of a vote on a Going-Private Transaction or a transaction that would result in a Change of Control, in which case in accordance with the determination of Excluded Trusts holding two-thirds of the Shares held by all of the Excluded Trusts, in each case that are voted at a meeting of the Excluded Trusts; provided that (i) at least a majority of the then outstanding Shares held by all of the Excluded Trusts is represented at such meeting (including by proxy), (ii) all Excluded Trusts have been duly notified, or have waived notice, of such meeting in accordance with the provisions set forth in Section 4.2 (in analogous application thereof), (iii) such meeting may be attended telephonically or by other means by virtue of which all persons participating in the meeting can hear each other and (iv) notwithstanding the foregoing, any action required or permitted to be taken at any meeting of the Excluded Trusts may be taken without a meeting if Excluded Trusts representing a majority or, in the case of a Going-Private Transaction or a transaction that would result in a Change of Control, two-thirds of the then outstanding Shares held by all of the Excluded Trusts consent thereto in writing.

1.2. In order to secure each Class B Stockholder’s obligation to vote its, his or her Shares in accordance with the provisions of Section 1.1, each Class B Stockholder, other than any Excluded Trust, hereby appoints such person as shall be designated in connection with each vote pursuant to Section 1.1 by the Dolan Family Committee (such person, the “Applicable Proxy”), as its, his or her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Class B Stockholder’s Shares as provided for in Section 1.1. The Applicable Proxy may exercise the irrevocable proxy granted to it hereunder at any time any Class B Stockholder fails to comply with the provisions of Section 1.1. The proxies and powers granted by each Class B Stockholder pursuant to this Section 1.2 are coupled with an interest and are given to secure the performance of the obligations under this Agreement. Such proxies and powers will be irrevocable until terminated as provided in this Section 1.2 or the termination of this Agreement and will survive the death, incompetency and disability of each such Class B Stockholder who is an individual and the existence of each such Class B Stockholder that is a trust or other entity. It is understood and agreed that the Applicable Proxy will not use such irrevocable proxy unless a Class B Stockholder fails to comply with Section 1.1 and that, to the extent the Applicable Proxy uses such irrevocable proxy, it will only vote such Shares with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

1.3. In the event any action is taken by written consent pursuant to Section 1.1(b), the other Class B Stockholders shall be promptly notified of such written consent and such written consent shall be filed with the minutes of the proceedings of the Class B Stockholders.

1.4. The Trustees of the Excluded Trusts will discuss their voting intentions with the Dolan Family Committee in advance of any vote by the Class B Stockholders.

Section 2.	The Dolan Family Committee.

2.1. The Class B Stockholders hereby create a committee to exercise, to the extent and in the manner provided herein, certain voting, management and control powers over the Class B Common Stock (the “Dolan Family Committee”), which shall initially consist of seven members (each individually, a “Member”, and collectively, the “Members”).

2.2. The Class B Stockholders hereby designate Charles F. Dolan, Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne E. Dolan Weber, Patrick F. Dolan, Thomas C. Dolan and James L. Dolan as the initial Members, each of whom hereby accepts such designation and hereby agrees to act as a Member hereunder.

2.3. The Dolan Family Committee shall make all reasonable efforts to meet and discuss any matter to be voted on by the Class B Stockholders prior to the taking of such vote.

2.4. Each Member, other than Charles F. Dolan, shall have the power to designate, by an instrument in writing, a person or a series of persons to act as his or her successor or consecutive successors as a Member; provided that (a) no designation by any Member shall be inconsistent with designations made by a former Member who is a predecessor of such Member and (b) except with the prior consent of the Dolan Family Committee, acting by Majority Vote (excluding the vote of the Member wishing to make such designation), no person shall be designated as a successor Member unless such person is (i) the designating Member’s spouse, (ii) an Adult child of such designating Member, or (iii) in the case of a designation by a Member that will take effect upon such Member’s death or Permanent Incapacity, an Interim Member, but only if such designation of an Interim Member is conditioned on such Member not being survived by a spouse or Adult child. Once a child of a Member who appointed an Interim Member has become an Adult, such child shall have the right to remove and replace such Interim Member. The power of a Member to designate successor Members shall include, without limitation, the power to designate a temporary successor Member pending a descendant of such designating Member becoming an Adult. Subject to a Member’s right to replace any such successor Member pursuant to this Section 2.4, any such instrument of designation shall become effective according to its terms and shall be revocable at any time prior to the qualification of the designee. In the event that there shall be more than one instrument executed by the same person designating a successor Member, then the instrument that shall bear the most recent date and shall be unrevoked shall govern. Each former Member shall have the power, until his or her death or Permanent Incapacity, to replace any successor Member of such Member (including, without limitation, a temporary successor Member) by designating, in accordance with this Section 2.4, another person, which may be such former Member, as his or her successor Member. For the avoidance of doubt, the voting rights of any Interim Member on the Dolan Family Committee shall be in addition to any rights such person otherwise has a Member.

2.5. Any Member acting hereunder may resign at any time and for any reason by a written notice delivered to the other Members, to any former Member that is a predecessor of such Member and to the designated successor Member of such Member, if any.

2.6. In the event of the death, resignation or other failure to act of a Member other than Charles F. Dolan, or in the event of a court appointing a conservator, committee or guardian for such Member, and in the event that any such vacancy shall not be filled pursuant to the exercise of such Member’s, or one of such Member’s predecessor’s, power to designate his or her successor Member, as provided for in Section 2.4, then the successor Member to such Member shall be an individual designated by the trustees of the Applicable Member’s Trusts, acting unanimously; provided that (a) the prior consent of the Dolan Family Committee, acting by Majority Vote (excluding the vote of the relevant Member, if any), shall be required for the appointment of any successor Member who could not have been appointed by such Member without such consent pursuant to Section 2.4(b)

and (b) if such Member is survived by a child, such child shall have the right at any time after such child has become an Adult to remove and replace any successor Member appointed pursuant to this sentence or, if no such successor Member has been appointed, to appoint a successor Member. If at any time no successor Member to such Member shall have been appointed pursuant to the provisions of this Section 2, then, unless and until such a successor Member shall have been appointed, such Member shall have no successor Member and such Member shall cease to be a Member and, unless and until such successor Member has been appointed, the Dolan Family Committee shall consist of the remaining Members.

2.7. Notwithstanding Section 2.6, if any Sibling Member or successor Member is no longer deemed to own any Shares, as determined in accordance with Section 3.1 of this Agreement, then such Member shall cease to be a Member and thereafter the Dolan Family Committee shall consist of the remaining Members.

2.8. Any rights hereunder of any Adult child of a Member who has died or become Permanently Incapacitated shall be exercised collectively by all such Adult children, acting by majority vote.

2.9. Charles F. Dolan is a Member of the Dolan Family Committee and, as such, shall (i) receive all notices of meetings of the Dolan Family Committee and copies of all materials provided to or prepared by the Dolan Family Committee, (ii) have the right to attend and participate in all meetings of the Dolan Family Committee and (iii) prior to the Transition Time, be included for purposes of determining whether or not a quorum is present for the transaction of business by the Dolan Family Committee; provided that Charles F. Dolan shall not have a vote on the Dolan Family Committee.

2.10. Helen A. Dolan will have observation rights with respect to the Dolan Family Committee. Helen A. Dolan shall (i) receive all notices of meetings of the Dolan Family Committee and copies of all materials provided to or prepared by the Dolan Family Committee and (ii) have the right to attend and participate in all meetings of the Dolan Family Committee. For the avoidance of doubt, Helen A. Dolan will not have a vote on the Dolan Family Committee.

2.11. It is acknowledged and agreed that the Members of the Dolan Family Committee in acting as such Members under this Agreement are acting solely in their capacity as stockholders of the Company and not as directors, officers, employees or agents of the Company. In so acting hereunder, such Members shall not have fiduciary duties to the other Members, the Company or any other stockholders of the Company.

Section 3.	Voting and Powers of the Dolan Family Committee.

3.1. Each Member, other than Charles F. Dolan, shall be entitled to one vote on all matters to be voted on by the Dolan Family Committee; provided that (i) if at any time a Member’s ownership of Shares decreases to less than 50% of such Member’s Class B Baseline Share Ownership at that time, such Member will not be entitled to a vote and (ii) if at any time a Member’s ownership of Shares increases, solely as a result of purchases of Shares from other Class B Stockholders, to at least 50% more than such Member’s Class B Baseline Share Ownership at that time, such Member will be entitled to one additional vote. For purposes of this Section 3, each Member shall be deemed to own the Shares that are owned by the Sibling Group of such Member or, if such Member is not a Sibling Member, such Member’s predecessor who was a Sibling Member.

3.2. In the event of a tie vote of the Dolan Family Committee on a decision that requires a Majority Vote, the Dolan Family Committee will act (including making recommendations to the Trustees of the Excluded Trusts pursuant to Section 1.1(b)) by majority vote of the Shares then deemed to be owned by the Members, determined as provided in Section 3.1.

3.3. In addition to the powers granted in this Agreement, the Dolan Family Committee, acting by Majority Vote, shall have the power to:

(a) appoint an Applicable Proxy at such time as is specified in Section 1.2 of this Agreement;

(b) bring, maintain and defend suits, whether in law or in equity, and to settle, compromise, agree to arbitrate and be bound thereby, and to take any action believed by the Dolan Family Committee to be necessary or advisable to exercise the powers and duties of the Dolan Family Committee under this Agreement; and

(c) employ and pay reasonable compensation to such agents, advisors, accountants, attorneys and investment counsel as may be necessary or desirable in carrying out the duties and powers of the Dolan Family Committee.

Section 4.	Meetings of the Dolan Family Committee.

4.1. A meeting of the Dolan Family Committee may be called by the Dolan Approval prior to the Transition Time and, thereafter, by any two Members, in each case by giving notice thereof to the other Members in accordance with the provisions of this Section 4.

4.2. Notice of any meeting of the Dolan Family Committee shall be deemed to be duly given to a Member (i) if mailed to such Member at least 10 days before the day on which such meeting is to be held, or (ii) if sent to such Member by facsimile or electronic mail not later than three days before the day on which such meeting is to be held, or (iii) if delivered to the Member personally or orally, by telephone or otherwise, not later than two days before the day on which such meeting is to be held. Notice of any meeting of the Dolan Family Committee need not be given to any Member if waived by the Member in writing, whether before or after the holding of such meeting, or if such Member is present at such meeting. Any meeting of the Dolan Family Committee shall be a legal meeting without any notice thereof having been given if each Member then in office either is present at such meeting or has waived notice of such meeting. Notices of any meeting of the Dolan Family Committee also shall be given to Helen A. Dolan.

4.3. At all meetings of the Dolan Family Committee, the presence of a majority of the Dolan Family Committee, whether in person or by proxy (granted in accordance with Section 4.4), shall constitute a quorum for the transaction of business. Except as otherwise expressly provided for in this Agreement, any act of the Dolan Family Committee shall be taken by Majority Vote.

4.4. A Member may authorize (a) such Member’s spouse or any Adult child of such Member, in each case if such Member is a descendant of Charles F. Dolan, (b) any Current Trustee, (c) any other Member or (d) any other person approved by the Dolan Family Committee, acting by Majority Vote (excluding the vote of such Member), to act for him or her (including to attend and vote at a meeting of the Dolan Family Committee or to consent or dissent to an action of the Dolan Family Committee without a meeting) by proxy. Every such proxy must be in writing and signed by the Member. Every such proxy shall be revocable at the pleasure of the Member executing it.

4.5. A majority of the Members present, whether or not a quorum is present, may adjourn any meeting of the Dolan Family Committee to another time or place. No notice need be given of any adjournment meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 4.2 above shall be given to each Member.

4.6. Any action required or permitted to be taken at any meeting of the Dolan Family Committee may be taken without a meeting if consented thereto in writing by Members with the sufficient number of votes to constitute the approval required for such action, and such writing or writings are filed with the minutes of proceedings of the Dolan Family Committee; provided that prior to the Transition Time prior notice of any action to be taken by written consent is provided to Charles F. Dolan.

4.7. To the extent consistent with the provisions of this Agreement, the Dolan Family Committee may adopt rules and regulations for the conduct of meetings of the Dolan Family Committee.

4.8. Members and Helen A. Dolan may participate in a meeting of the Dolan Family Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

4.9. Notice shall be sent to all Members and Class B Stockholders, to the addresses set forth in Schedule B (or to such other address as the party entitled to such notice shall hereafter designate), of any action taken pursuant to a vote of the Dolan Family Committee, whether such action is taken at a meeting or by action by written consent.

Section 5.	Transfers.

5.1. Power of Transfer. Subject to the provisions of the Dolan Children Trusts Registration Rights Agreement, to the extent applicable, this Agreement and any applicable federal or state securities laws, each of the Class B Stockholders shall have the right, with respect to all or a portion of the Shares owned by such Class B Stockholder, either individually or grouped with other Class B Stockholders to sell, transfer, assign, pledge, encumber or otherwise dispose of, including in connection with the death of such Class B Stockholder (“Transfer”), any such Shares.

5.2. Transfer Restrictions. Notwithstanding any of the rights set forth in this Section 5, no Class B Stockholder, other than (i) Charles F. Dolan or any trust of which he is a trustee and (ii) Helen A. Dolan or any trust of which she is a trustee, in each case to the extent provided in Section 5.8, may Transfer any or all of its Shares other than to a Permitted Holder unless:

(a) if, as a result of such Transfer, there would be a Change in Control of the Company, such Class B Stockholder shall have received the approval of the Dolan Family Committee, acting by Supermajority Vote, for such Transfer;

(b) each share of Class B Common Stock being transferred is first converted into one share of the Company’s Class A common stock (“Class A Common Stock”) prior to such Transfer, unless (i) such Transfer is a pledge or encumbrance of such Shares and complies with Section 5.9(a), or (ii) otherwise agreed by approval of the Dolan Family Committee, acting by Two-Thirds Majority Vote (excluding the vote of any Member requesting such Transfer); and

(c) such Class B Stockholder complies with all other applicable provisions of this Section 5.

5.3. Market Sale.

(a) In the event a Class B Stockholder (the “Initial Market Sale Seller”) proposes to sell any Shares (the “Initial Market Sale Shares”) owned by it in a Market Sale, unless such sale is an Exempted Sale by such Class B Stockholder, such Initial Market Sale Seller must first provide notice (the “Market Sale Notice”) to the other Class B Stockholders (the “Market Sale Offerees”), each of which shall have the right, exercisable within five Business Days after receipt of the Market Sale Notice, to (i) purchase the Initial Market Sale Shares owned by the Initial Market Sale Seller for a price per Share equal to 97% of the average closing price of shares of Class A Common Stock over the four week period prior to the date of the Market Sale Notice (the “Market Sale Price”), or (ii) participate in the Market Sale with the Initial Market Sale Seller. For the avoidance of doubt, (x) any Market Sale that would result in a Change in Control shall require the approval described in Section 5.2(a) and (y) any Market Sale Shares (as defined below) that are sold in a Market Sale shall first be converted into shares of Class A Common Stock, and any Market Sale Shares that are sold to a Class B Stockholder pursuant to this Section 5.3 shall not be converted into shares of Class A Common Stock.

(b) If any Market Sale Offeree elects to participate in the Market Sale (a “Market Sale Participant” and, together with the Initial Market Sale Seller, the “Market Sale Sellers”) as provided in Section 5.3(a)(ii), such Market Sale Offeree shall provide notice (the “Second Market Sale Notice”) to the other Class B Stockholders (other than the Initial Market Sale Seller), each of which will have the right, exercisable within five Business Days after receipt of the Second Market Sale Notice to purchase the Shares to be sold by such Market Sale Participant in the Market Sale (“Market Sale Tag Along Shares” and, together with the Initial Market Sale Shares, the “Market Sale Shares”) for the Market Sale Price.

(c) If the Market Sale Offerees have not elected to purchase all the Market Sale Shares within the applicable election periods, each Market Sale Offeree that elected to purchase Market Sale Shares shall be provided an additional three Business Days, after the expiration of such election periods, to elect to purchase the remaining Market Sale Shares. If the offer to sell the Market Sale Shares in a Market Sale is oversubscribed at the expiration of any election period, such Market Sale Shares and the Market Sale Price in respect thereof will be allocated on a pro rata basis among the Market Sale Offerees which have elected to purchase Market Sale Shares so that such electing Market Sale Offeree will purchase a portion of the Market Sale Shares which bears the same ratio to the Market Sale Shares as the Shares of each electing Market Sale Offeree bear to the total number of Shares owned collectively by all such electing Market Sale Offerees, or as may otherwise be agreed among such electing Market Sale Offerees, provided that no Market Sale Offeree that elects to purchase Market Sale Shares will be required to purchase more Market Sale Shares than the amount set forth in its election.

(d) If the Market Sale Offerees have elected to purchase less than all of the Market Sale Shares, the Market Sale Shares to be sold to the Market Sale Offerees shall be apportioned as set forth in this Section 5.3(d). Each Market Sale Offeree shall purchase from each Market Sale Seller a number of Shares equal to the product of (i) the number of Shares such Market Sale Offeree has elected to purchase and (ii) the quotient obtained by dividing (x) the number of Market Sale Shares that such Market Sale Seller offered for sale by (y) the total number of Market Sale Shares that all of the Market Sale Sellers offered for sale, rounded down to the nearest whole number, or as may otherwise be agreed among such Market Sale Offerees and the sellers.

(e) In the event the number of Aggregated Market Sale Shares that Market Sale Offerees have not elected to purchase pursuant to this Section 5.3 exceeds the Rule 144 Threshold on the expiration date of the election periods under Section 5.3(c), the number of Shares to be sold by the holders of such Aggregated Market Sale Shares shall be reduced so that each such holder is entitled to sell in the Market Sale a number of Shares equal to the product of (i) the Rule 144 Threshold and (ii) the fraction determined by dividing (x) the total number of Aggregated Market Sale Shares owned by such holder as of such date by (y) the total number of Aggregated Market Sale Shares, or as may otherwise be agreed among such Market Sale Offerees.

(f) Subject to Section 5.3(g) and Section 5.3(h), the closing of the sale to the Market Sale Offerees pursuant to a Market Sale will be held as soon as practicable after the expiration of all of the applicable election periods under Section 5.3(c), and, in any event, no later than (i) 30 days after such expiration, if the value of such Market Sale Shares is less than $100 million, and (ii) 60 days after such expiration, if the value of such Market Shares is more than $100 million (the “Market Sale Scheduled Closing Date”). Contemporaneously with such closing, each Market Sale Seller will deliver a certificate or certificates representing the Market Sale Shares, properly endorsed for transfer and with all necessary transfer or documentary stamps, if any, affixed or if the Market Sale Shares are not certificated, the Market Sale Seller will cause such Shares to be transferred by book-entry transfer or other similar means, and in each case free and clear of all liens, restrictions or encumbrances against receipt from each purchasing Market Sale Offeree of the Market Sale Price or allocable portion thereof in cash or by certified or bank cashier’s check or wire or interbank transfer of funds.

(g) The obligation of a Market Sale Seller and a purchasing Market Sale Offeree to proceed with the closing on the Market Sale Scheduled Closing Date and the obligation to consummate a sale prior to the Market Sale Expiration Date will be conditioned upon and the Market Sale Scheduled Closing Date or the Market Sale Expiration Date, as applicable, will be extended to a date which is five Business Days following the last to occur of (i) the expiration (or earlier termination) of any applicable waiting period and, if extended, the extended waiting period under the HSR Act, and (ii) the receipt of all governmental and regulatory consents, approvals or waivers that may be required in connection with the purchase and sale of the Market Sale Shares, including any required consent or approval of the NBA or NHL. Each Market Sale Seller and the purchasing Market Sale Offerees will use all reasonable efforts to cooperate with each other or with a third party to promptly make all filings, give all notices and secure all consents, approvals and waivers that may be required in connection with the purchase and sale of the Market Shares.

(h) Each Market Sale Seller will have the right (subject to Section 5.3(e)) beginning with the expiration of the last election period under Section 5.3(c) and continuing until 90 days thereafter or, if later, the last date for the closing of such purchase under Section 5.3(f) or Section 5.3(g) (such later date being the “Market Sale Expiration Date”), as applicable, to sell all Market Sale Shares that the Market Sale Offerees do not elect to purchase in a Market Sale. If such Market Sale Shares are not sold prior to the Market Sale Expiration Date, all rights to sell such Market Sale Shares pursuant to such Market Sale, without making another offer to the Market Sale Offerees pursuant to this Section 5.3, will terminate and the provisions of this Section 5.3 will continue to apply to any proposed Market Sale (other than an Exempted Sale) in the future.

5.4. Right of First Refusal.

(a) Prior to any proposed sale of Shares otherwise permitted pursuant to this Section 5, other than to a Permitted Holder or in a Market Sale, the Class B Stockholder proposing to sell such Shares (the “ROFR Transferor”) shall obtain a bona fide, non-collusive, binding arm’s-length written offer, subject only to customary conditions, with respect to the proposed sale (a “Third Party Offer”) from a third party that is not an affiliate of such ROFR Transferor (the “Third Party”), which the ROFR Transferor desires to accept. The Third Party Offer shall not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Shares proposed to be transferred in the Third Party Offer (the “Offered Shares”) does not accurately reflect the Fair Market Value of such Offered Shares, and the Third Party Offer shall contain a description of all of the consideration, material terms and conditions for the proposed sale. The ROFR Transferor shall send a copy of the Third Party Offer, which shall include the identity of the Third Party, to each of the Class B Stockholders (the “Offerees”), together with a written offer to sell the Offered Shares to the Offerees on the same terms and conditions, including the Third Party Price, as the Third Party Offer. For the avoidance of doubt, any Shares to be transferred to a Third Party pursuant to a Third Party Offer shall first be converted into shares of Class A Common Stock, and any Shares transferred to any Class B Stockholder upon the exercise of its rights in this Section 5.4 shall not be converted to shares of Class A Common Stock.

(b) Each Offeree will have 10 Business Days from the receipt of such written offer from the ROFR Transferor to give written notice to the ROFR Transferor of its, his or her respective election to purchase the Offered Shares. The ROFR Transferor will notify each Offeree as to the number of Offered Shares that other Class B Stockholders did not elect to purchase pursuant to this Section 5 within two Business Days following such election (the “Offeree Notice”).

(c) If the Offerees have not elected to purchase all the Offered Shares within the applicable election period, each Offeree that has so elected to purchase Offered Shares shall be provided an additional three Business Days from the expiration of such election period to elect to purchase the remaining Offered Shares. If the offer to sell the Offered Shares is oversubscribed at the expiration of any election period, such Offered Shares and the Third Party Price in respect thereof will be allocated on a pro rata basis among the Offerees which have elected to purchase Offered Shares so that each such electing Offeree will receive a portion of the Offered Shares which bears the same ratio to the Offered

Shares as the Shares of such electing Offeree bear to the total number of Shares owned collectively by all such electing Offerees, or as may otherwise be agreed among such electing Offerees, provided that no Offeree that elects to purchase Offered Shares will be required to purchase more Offered Shares than the amount set forth in its election.

(d) Subject to Section 5.4(e) and Section 5.4(f), the closing of the sale to the Offerees pursuant to an Offering will be held as soon as practicable after the expiration of all of the election periods under Section 5.4(c), and, in any event, no later than (i) 30 days after such expiration, if the value of such Offered Shares is less than $100 million, and (ii) 60 days after such expiration, if the value of such Offered Shares is more than $100 million (the “Scheduled Closing Date”). Contemporaneously with such closing, the ROFR Transferor will deliver a certificate or certificates representing the Offered Shares, properly endorsed for transfer and with all necessary transfer or documentary stamps, if any, affixed, or if the Offered Shares are not certificated, the ROFR Transferor will cause such Shares to be transferred by book-entry transfer or other similar means, in each case, free and clear of all liens, restrictions or encumbrances against receipt from each purchasing Offeree of the Third Party Price or allocable portion thereof in cash or by certified or bank cashier’s check or wire or interbank transfer of funds.

(e) The obligation of a ROFR Transferor and a purchasing Offeree to proceed with the closing on the Scheduled Closing Date and the obligation of a ROFR Transferor and a Third Party to consummate a sale prior to the Expiration Date will be conditioned upon and the Scheduled Closing Date or the Expiration Date, as applicable, will be extended to a date which is five Business Days following the last to occur of (i) the expiration (or earlier termination) of any applicable waiting period and, if extended, the extended waiting period under the HSR Act, and (ii) the receipt of all governmental and regulatory consents, approvals or waivers that may be required in connection with the purchase and sale of the Offered Shares, including any required consent or approval of the NBA or NHL. The ROFR Transferor and the purchasing Offerees will use all reasonable efforts to cooperate with each other or with a third party to promptly make all filings, give all notices and secure all consents, approvals and waivers that may be required in connection with the purchase and sale of the Offered Shares.

(f) Notwithstanding the provisions of Section 5.4(a) through (e), elections to purchase made by the Offerees will not be binding on the ROFR Transferor if (x) the Offerees have not elected, as provided in Section 5.4(c), to purchase all of the Offered Shares or (y) the Offerees have not closed on the purchase of all the Offered Shares by the Scheduled Closing Date (as such Scheduled Closing Date may be extended pursuant to Section 5.4(e)) in accordance with the terms hereof. In such event, no sales pursuant to such elections will be required to be made by the ROFR Transferor and the ROFR Transferor will have the right for a period of 120 days after the expiration of the last election period in Section 5.4(c) or, if later, the last date for the closing of such purchase under Section 5.4(d) or Section 5.4(e) (such later date being the “Expiration Date”), as appropriate, to sell all but not less than all of the Offered Shares, but only to the Third Party for a price (including any non-cash consideration in the Third Party Offer) and on terms no more favorable to the Third Party than the Third Party Price and the terms of the Third Party Offer. If such Offered Shares are not sold prior to the Expiration Date, all rights to sell such Offered Shares pursuant to such Third Party Offer, without making another offer to the Offerees pursuant to this Section 5.4, will terminate and the provisions of this Section 5.4 will continue to apply to any proposed transfer in the future.

5.5. Tag-Along Rights.

(a) Subject to Section 5.4, if one or more Class B Stockholders (the “Transferring Stockholders”) desire to sell any or all of their Shares, other than to a Permitted Holder or in a Market Sale, and such sale would result in a Change of Control (and has been approved as provided in Section 5.2(a)), each Class B Stockholder shall have the right to participate on the same terms and conditions and for the same per share consideration as the Transferring Stockholders in the sale in the manner set forth in this Section 5.5. If Class B Stockholders do not elect to purchase such Shares pursuant to Section 5.4, the Transferring Stockholders shall, prior to such sale, deliver to the other Class B Stockholders prompt written notice (the “Transfer Notice”), which notice shall state (i) the name of the proposed transferee, (ii) the number of Shares proposed to be transferred (the “Transferred Shares”) and the percentage (the “Tag Percentage”) that such number of Shares constitutes of the total number of Shares owned by such Transferring Stockholders, (iii) the proposed purchase price therefore, including a description of any non-cash consideration sufficiently detailed to permit the determination of the Fair Market Value thereof, and (iv) the other material terms and conditions of the proposed sale, including the proposed sale date (which date may not be less than 30 days after delivery of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed transferee to purchase the Transferred Shares, which offer may be conditioned upon the consummation of the sale by the Transferring Stockholders, or the most recent drafts of the purchase and sale documentation between the Transferring Stockholders and the transferee which shall make provision for the participation of the other Class B Stockholders in such sale consistent with this Section 5.5.

(b) Each Class B Stockholder may elect to participate in the proposed sale to the proposed transferee identified in the Transfer Notice by giving written notice to the Transferring Stockholders within the 10 Business Day period after the delivery of the Transfer Notice (any Class B Stockholder that so elects, a “Tag-Along Participant”), which notice shall state that such Tag-Along Participant elects to exercise its rights of tag-along under this Section 5.5 and shall state the maximum number of Shares sought to be transferred (which number may not exceed the product of (i) all such Shares owned by such Tag-Along Participant, multiplied by (ii) the Tag Percentage). Each Class B Stockholder shall be deemed to have waived its right of tag-along with respect to the Transferred Shares hereunder if it fails to give notice within the prescribed time period. The proposed transferee of Transferred Shares will not be obligated to purchase a number of Shares exceeding that set forth in the Transfer Notice, and in the event such transferee elects to purchase less than all of the additional Shares sought to be transferred by the Tag-Along Participants, the number of Shares to be transferred by the Transferring Stockholders and each such Tag-Along Participant shall be reduced so that each such Class B Stockholder is entitled to sell its Pro Rata Portion of the number of Shares the proposed transferee elects to purchase (which in no event may be less than the number of Transferred Shares set forth in the Transfer Notice). For purposes of this Section 5.5, on the applicable sale date, “Pro Rata Portion” means, with respect to any Class B Stockholder, the number of Shares equal to the product of (x) the total number Shares that the proposed transferee elects to purchase and (y) the quotient determined by dividing (A) the total number of Shares owned by such Class B Stockholder as of such date by (B) the number of such Shares owned in the aggregate by the Transferring Stockholders and all Tag-Along Participants as of such date.

(c) Each Tag-Along Participant shall receive consideration in the same form and per Share amount after deduction of such Tag-Along Participant’s proportionate share of the related expenses. Each Tag-Along Participant shall agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Transferring Stockholders so long as they are made severally and not jointly and, among any Persons liable for a particular liability, such liability is borne by such Persons on a pro rata basis based the consideration contemplated by the related definitive agreement(s) to be received by such Person (with respect to each Class B Stockholder participating in a sale pursuant to this Section 5.5, the “Anticipated Proceeds”); provided that (i) any general indemnity given by the Transferring Stockholders or Tag-Along Participants for liabilities not specific to one or more of them shall be apportioned among them in accordance with their respective Anticipated Proceeds and with respect to each Tag-Along Participant shall not exceed such Tag-Along Participant’s Anticipated Proceeds, and (ii) any representation relating specifically to a Class B Stockholder participating in a sale pursuant to this Section 5.5 and/or its ownership of Shares to be transferred shall be made only by that Class B Stockholder.

(d) The fees and expenses incurred in connection with a sale under this Section 5.5 and for the benefit of all Class B Stockholders participating in a sale pursuant to this Section 5.5 (it being understood that costs incurred by or on behalf of a Class B Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Class B Stockholders), to the extent not paid or reimbursed by the transferee or acquiring Person, shall be shared by all the Class B Stockholders participating in a sale pursuant to this Section 5.5 on a pro rata basis, based on each such Class B Stockholder’s Anticipated Proceeds. The proposed sale date may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required approvals of any Governmental Body and other required approvals.

(e) Each Tag-Along Participant shall deliver to the transferee at the closing of the sale of the Transferred Shares to the transferee such Transferred Shares by book-entry transfer or other similar means, if such Transferred Shares are not certificated, or, if such Transferred Shares are certificated, certificates representing the Transferred Shares to be transferred by such Tag-Along Participant, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds.

(f) If the Transferring Stockholders sell or otherwise Transfer to the transferee any of their Shares in breach of this Section 5.5, then each other Class B Stockholder shall have the right to sell to the Transferring Stockholders, and the Transferring Stockholders undertake to purchase from each other Class B Stockholder, the number of Shares that such Class B Stockholder would have had the right to sell to the transferee pursuant to this Section 5.5, for a per Share amount and form of consideration and upon the terms and conditions on which the transferee bought such Shares from the Transferring Stockholders, but without any indemnity being granted by any other Class B Stockholder to the Transferring Stockholders; provided that nothing contained in this Section 5.5(f) shall preclude any Class B Stockholder from seeking alternative remedies against any of the Transferring Stockholders as a result of its breach of this Section 5.5.

5.6. Drag-Along Rights.

(a) Subject to Section 5.4, if one or more Class B Stockholders (the “Drag-Along Sellers”) propose to sell, other than to a Permitted Holder or in a Market Sale, all of their Shares, and such sale would result in a Change of Control (and has been approved as provided in Section 5.2(a)), then, if requested by the Drag-Along Sellers, each other Class B Stockholder (each, a “Selling Stockholder”) shall be required to sell all of the Shares held by it in such transaction (the “Drag Transaction”).

(b) The Drag-Along Sellers shall provide written notice (the “Drag-Along Notice”) to each Selling Stockholder of any proposed Drag Transaction as soon as practicable following their compliance with Sections 5.2(a) and 5.4 and their exercise of the rights provided in Section 5.6(a). The Drag Along Notice shall set forth the consideration to be paid by the purchaser for the Shares, the identity of the purchaser and the material terms of the Drag Transaction.

(c) The consideration to be received by a Selling Stockholder shall be the same form and amount of consideration per Share to be received by the Drag-Along Sellers, and, subject to Section 5.6(d), the terms and conditions of such sale shall be the same as those upon which the Drag-Along Sellers sell their Shares.

(d) In connection with the Drag Transaction, each Selling Stockholder will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Drag-Along Sellers so long as they are made severally and not jointly and, among any Persons liable for a particular liability, such liability is borne by such Persons on a pro rata basis based on the consideration received by each such Person; provided that (i) any general indemnity given by the Drag-Along Sellers or Selling Stockholders not specific to any of them shall be shared by each of the Drag-Along Sellers and Selling Stockholders, in the case of the Selling Stockholders on a several basis according to the consideration received by such Selling Stockholder and not in excess of such Selling Stockholder’s net proceeds from the sale, (ii) any representation relating specifically to a Selling Stockholder and/or its Shares shall be made only by that Selling Stockholder, and (iii) in no event shall any Class B Stockholder be obligated to agree to any non-competition covenant or other similar agreement as a condition of participating in such sale.

(e) The fees and expenses incurred in connection with a sale under this Section 5.6 and for the benefit of all Class B Stockholders (it being understood that costs incurred by or on behalf of a Class B Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Class B Stockholders), to the extent not paid or reimbursed by the transferee or acquiring Person, shall be borne by the Drag-Along Sellers, unless the closing of such sale occurs, in which case they shall be shared by all the Class B Stockholders on a pro rata basis, based on the consideration received by each Class B Stockholder in respect of its Shares.

(f) Each Selling Stockholder shall deliver to the applicable transferee, upon the consummation of the Drag Transaction, the Shares to be transferred by such Selling Stockholder by book-entry transfer or other similar means, if such Shares are not certificated, or, if such Shares are certificated, certificates representing such Shares duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable transferee against payment of the aggregate purchase price therefor by wire transfer of immediately available funds.

5.7. Other Restrictions.

(a) Except as provided in Section 5.8(b) of this Agreement, no Class B Stockholder shall exercise demand registration rights pursuant to either Registration Rights Agreement without the Dolan Approval, prior to the Transition Time, and, thereafter, the approval of the Dolan Family Committee, acting by Two-Thirds Majority Vote.

(b) Except as may be permitted in connection with a Transfer in accordance with this Section 5, no Class B Stockholder shall convert its Shares into shares of Class A Common Stock without the Dolan Approval, prior to the Transition Time, and, thereafter, the approval of the Dolan Family Committee, acting by Two-Thirds Majority Vote (excluding the vote of any Member requesting such conversion).

5.8. CFD/HAD Transfers.

(a) Charles F. Dolan, any trust of which he is a trustee, Helen A. Dolan and any trust of which she is a trustee shall not be bound by the transfer restrictions set forth in this Section 5 to the extent authorized by the Dolan Approval prior to the Transition Time.

(b) Notwithstanding anything in this Agreement to the contrary, if the executor of the estate of either Charles F. Dolan or Helen A. Dolan, or any trustee of any revocable trust or Grantor Retained Annuity Trust created by either of them, determines that it is likely to be necessary to sell Shares in order to obtain cash to pay estate or similar inheritance taxes relating to the death of either Charles F. Dolan or Helen A. Dolan, such executor or trustee may sell such Shares, and any additional Shares (and in connection therewith exercise demand registration rights pursuant to the Dolan Registration Rights Agreement) as such executor or trustee determines is necessary to provide cash to pay expenses of such estate or trust relating to such death, without complying with any of the provisions of this Section 5, except (i) Section 5.2(b), which shall only apply if the Shares are sold to anyone other than a Permitted Holder, and (ii) that, as soon as reasonably practicable, and in any event no later than 60 days prior to the due date of such taxes, such executor or trustee shall provide notice of the sale of such Shares to the other Class B Stockholders, who shall have 10 Business Days from receipt of such notice in which to elect to purchase such Shares at their Fair Market Value as of the date such notice is sent. The sale and purchase of such Shares to Permitted Holders pursuant to this Section 5.8(b) shall be in compliance with Sections 5.3(c) and (f)-(h) (in analogous application thereof), except that, in the event the closing date for such sale provided for in such Sections or otherwise agreed to by any Class B Stockholder that has elected to purchase such Shares (with respect to the Shares that such Class B Stockholder has elected to purchase) would not occur on or prior to the due date of such taxes, such executor or trustee may sell such Shares in a Market Sale at any time after the date that is one month prior to such due date.

(c) If, as provided by the will of either Charles F. Dolan or Helen A. Dolan or the governing documents of any trust created by either of them, any Person disclaims his, her or its right to inherit any Shares from Charles F. Dolan or Helen A. Dolan and, as a result of such disclaimer, the executor of the estate of either of them or the trustee(s) of such trust thereafter desires to Transfer such Shares other than to a Permitted Holder, such Transfer shall be subject to all of the provisions of this Agreement.

5.9. Pledges and Involuntary Transfers.

(a) Except with the Dolan Approval, prior to the Transition Time, and, thereafter, the approval of the Dolan Family Committee, acting by Supermajority Vote, no Class B Stockholder shall pledge any Shares unless (i) such Shares remain registered solely in the name of the pledgor of the Shares, (ii) the pledgee agrees in writing that such Shares shall be converted into shares of Class A Common Stock prior to any foreclosure thereon and otherwise shall not be so converted, and that the pledgor’s rights to foreclose on such Shares is subject to the rights of the Class B Stockholders (other than the pledgor) provided in Section 5.9(c) and (iii) any foreclosure on such Shares would not result in a Change in Control.

(b) No pledgee of Shares shall be designated as a Qualifying Creditor (as defined in the Registration Rights Agreements) for purposes of either Registration Rights Agreement unless authorized by the Dolan Approval, prior to the Transition Time, and, thereafter, by the Dolan Family Committee, acting by Two-Thirds Majority Vote.

(c) Prior to any Transfer of Shares in connection with the bankruptcy or divorce of any Class B Stockholder or any foreclosure by any lender on any Shares pledged to such lender as permitted pursuant to Section 5.9(a), the Class B Stockholders (other than the Class B Stockholder that is the subject of such bankruptcy or divorce or is the pledgor of such Shares) shall be provided five Business Days’ notice and in such time shall have the right to purchase such Shares at their Fair Market Value as of the date such notice is sent. The sale and purchase of such Shares pursuant to this Section 5.9(c) shall be in compliance with Sections 5.3(c) and (f)-(h) (in analogous application thereof). For the avoidance of doubt, any Shares to be transferred in connection with the bankruptcy or divorce of any Class B Stockholder or any foreclosure by any lender other than to a Permitted Holder shall first be converted into shares of Class A Common Stock, and any such Shares transferred to any Class B Stockholder upon the exercise of its rights in this Section 5.9(c) shall not be converted to shares of Class A Common Stock.

5.10. Gifts. Notwithstanding anything in this Agreement to the contrary, any Class B Stockholder may make a gift of shares of Class B Common Stock to any Person or Persons who are not Permitted Holders (each, a “Gift”) without (a) the Dolan Approval, prior to the Transition Time and, thereafter, the prior approval of the Dolan Family Committee or (b) otherwise becoming subject to any of the transfer restrictions in Section 5 of this Agreement; provided that (i) each share of Class B Common Stock to be gifted is converted into one share of Class A Common Stock prior to the making of any such Gift, (ii) the Fair Market Value of all such shares of Class B Common Stock (converted into shares of Class A Common Stock) gifted by such Class B Stockholder, when combined with the Fair Market Value of all other shares of Class B Common Stock (converted into shares of Class A Common Stock) gifted by other members of the Sibling Group to which such Class B Stockholder belongs during the preceding 12 months, does not exceed $2,500,000, and (iii) after the Transition Time, Helen A. Dolan or any trust of which she is a trustee may make Gifts so long as the aggregate Fair Market Value of all such shares of Class B Common Stock (converted into shares of Class A Common Stock) gifted by Helen A. Dolan and any trust of which she is a trustee does not exceed $10,000,000 in any 12 month period. Each Gift threshold set forth in this Section 5.10 may be exceeded with the Dolan Approval, prior to the Transition Time, and, thereafter, the approval of the Dolan Family Committee, acting by Majority Vote, but excluding the vote of any Member who wishes to exceed such threshold.

5.11. Assignment of Purchase Rights; Unauthorized Transfers.

(a) Each Class B Stockholder may assign, in whole or in part, any of its rights to purchase Shares pursuant to Sections 5.3, 5.4, 5.8 and 5.9 to any Person that is part of the same Sibling Group as such assigning Class B Stockholder.

(b) Any Transfer or attempted Transfer of Shares in violation of any provision of this Agreement shall be void.

Section 6.	Compensation; Expenses; Liability; Indemnification.

6.1. No party to this Agreement shall be entitled to compensation for acting hereunder.

6.2. The expenses of the Dolan Family Committee shall be paid by the Class B Stockholders in proportion to the respective Class B Stockholder’s ownership of Class B Common Stock at the time such expense was incurred or in such other manner as determined by Majority Vote.

6.3. No party hereto at any time acting under this Agreement shall be liable for any loss, liability, expense or damage to any other party hereto or beneficiaries of the Class B Trusts occasioned by such party’s acts or omissions in good faith in carrying out his or her duties under this Agreement (including acts or omissions in reliance on opinion of counsel), and in any event a party hereto shall be liable only for his or her willful default, wrongdoing or gross negligence, but not for honest errors of judgment.

6.4. A party hereto shall be entitled to be indemnified by the Class B Stockholders for any liabilities resulting from, or arising in connection with, such party’s entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement. Any such indemnification shall be made by the Class B Stockholders in proportion to the respective Class B Stockholders’ ownership of Class B Common Stock determined as of the time of the event for which such indemnification is being sought.

6.5. Each Adult beneficiary of a Class B Trust hereby agrees to release each Trustee of such Class B Trust from any claim that may, now or in the future, arise from, or in connection with, such Trustee’s entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement, and each such Trustee of a Class B Trust shall be entitled to be indemnified by the Adult beneficiaries of such Class B Trusts, jointly and severally, for any liabilities resulting from, or arising in connection with, such Trustee’s entering into this Agreement and/or the performance of his or her obligations in accordance with the terms of this Agreement.

Section 7.	Amendment.

7.1. The provisions of this Agreement may be amended by a Two-Thirds Majority Vote; provided, in each case, that the provisions of Section 4 of this Agreement may be amended at any time by a Majority Vote.

7.2. Notwithstanding Section 7.1, (i) any amendment to this Agreement that would result in any Excluded Trust that immediately prior to such amendment is not subject to taxation on its income or gains by the State of New York becoming subject thereto shall require the consent of such Excluded Trust, and (ii) any amendment to this Agreement that would reduce, eliminate or alter any Supermajority Vote requirement provided for herein shall require a Supermajority Vote.

Section 8.	Termination.

8.1. Unless sooner terminated by a written instrument signed by the Dolan Family Committee, acting by Two-Thirds Majority Vote, this Agreement shall terminate upon the earlier of (i) the number of Class B Stockholders governed by this Agreement ceasing to be at least two in number, or (ii) the aggregate number of outstanding Shares ceasing to constitute at least 30% of the total voting power of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock.

Section 9.	Enforceability; Remedies.

9.1. The Class B Common Stock governed by this Agreement cannot be purchased in the open market and represents a significant portion of the voting control of the Company. For those reasons, among others, the parties hereto and the beneficiaries of the respective Class B Trusts will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any dispute arise as to any vote of any such Class B Common Stock or any other action under this Agreement, an injunction may be issued restraining any such vote or other action pending the determination of such controversy, and in the event a party hereto fails to comply with its obligations hereunder, such party’s obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedy any of the parties hereto may have.

Section 10.	Jurisdiction and Venue.

10.1. Each party to this Agreement hereby agrees that any Action will be commenced in the United States District Court for the Southern District of New York or in any court of the State of New York located in such District. Each party to this Agreement hereby irrevocably consents to the jurisdiction and venue of the United States District Court for the Southern District of New York and of any court of the State of New York located in such District in connection with any Action.

Section 11.	Endorsement of Class B Share Certificates.

11.1. As soon as possible after the execution of this Agreement, the Class B Stockholders shall endorse on the face of the certificates representing the Class B Common Stock, now owned or hereafter acquired by the Class B Stockholders, a legend reading substantially as follows:

“The voting and transfer of the shares represented by this Certificate is restricted by, and subject to the terms and conditions of, the Class B Stockholders’ Agreement, dated as of September 15, 2015, as it may be amended, a copy of which is with the Secretary of The Madison Square Garden Company (formerly MSG Spinco, Inc.) and will be furnished without charge to the holder of such shares upon written request.”

Section 12.	Notices.

12.1. Any notice required or desired to be delivered hereunder shall be (i) in writing, (ii) delivered by personal delivery, sent by commercial delivery service or certified mail, return receipt requested, or by facsimile or electronic mail, (iii) deemed to have been given on the date of personal delivery, the date set forth in the records of the delivery service or return receipt, or in the case of facsimile or electronic mail, upon dispatch, and (iv) addressed as designated on Schedule B hereto (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof), with copies as designated on Schedule B hereto.

Section 13.	Construction.

13.1. All of the provisions of this Agreement shall apply to all Shares now owned or hereafter acquired by the Class B Stockholders. Except as may be expressly provided herein, nothing hereunder shall be deemed to constitute any person a third party beneficiary of this Agreement.

13.2. Whenever necessary or appropriate, the use herein of any gender shall be deemed to include the other gender and the neuter and the use herein of either the singular or the plural shall be deemed to include the other. Whenever used herein, the term “descendant” or “child” shall be deemed to include natural and adopted descendants and children, respectively.

13.3. The headings and titles herein are for convenience of reference only and are to be ignored in any construction of the provisions hereof.

13.4. This Agreement shall be governed and construed according to the laws of the State of New York, without regard to its rules for conflicts of laws.

13.5. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns. Without limiting the generality of the preceding sentence, this Agreement shall be binding on (i) any successor Member, as if such successor Member were a Sibling Member, (ii) any successor trustee to any of the Trustees party hereto as of the date hereof and (iii) any individual person, trust or other entity that hereafter acquires any Shares; provided that (x) as a condition to such Transfer, any such person or entity shall agree in writing to be bound by the terms and conditions of this Agreement, pursuant to an instrument of assumption that has been deemed reasonably satisfactory in substance and form by the Dolan Family Committee, acting by Majority Vote, and shall thereafter be deemed to be a Class B Stockholder for all purposes of this Agreement and (y) unless such person’s or entity’s accession to this Agreement would not result in such person or entity or any of the parties to this Agreement becoming subject to the restrictions in Section 203 of the Delaware General Corporation Law on “business combinations” (as defined therein) with the Company, such accession shall be conditioned upon the approval thereof by the Company’s board of directors for purposes of Section 203 of the Delaware General Corporation Law and, if such approval is not obtained, such person shall not be, and shall be deemed never to have been, a party to this Agreement.

13.6. Any trust that is a party to this Agreement shall cease to be a party to this Agreement as of the time at which such trust no longer holds any shares of Class B Common Stock.

13.7. Nothing in this Agreement shall be deemed to modify or otherwise affect any rights of the Company or any of its subsidiaries under any agreement to which it and any Member or Class B Stockholder is a party.

13.8. This Agreement may be executed and delivered (including by means of facsimile or scanned pdf image) in any number of counterparts, each of which shall be deemed an original, but all of which together can constitute one and the same instrument.

Section 14.	Definitions

14.1. Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Trust” means any trust, the income of which is for the benefit of one or more of any Sibling Member, the spouse of such Sibling Member and his or her descendants and the principal of which (to the extent it consists of Class B Common Stock) is for the benefit of one or more of such Sibling Member and his or her descendants.

“Action” means any action, suit or proceeding arising out of or relating to this Agreement.

“Adult” means a person having attained the age of 21.

“Aggregated Market Sale Shares” means the Market Sale Shares held by Class B Stockholders whose sales of shares of Class A Common Stock would be aggregated for purposes of Rule 144(e) under the Securities Act, or any successor provision.

“Agreement” has the meaning set forth in the preamble hereof.

“Anticipated Proceeds” has the meaning set forth in Section 5.5(c).

“Applicable Member’s Trusts” means, with respect to any Member, the trusts that are part of the Sibling Group of such Member or, if such Member is not a Sibling Member, such Member’s predecessor who was a Sibling Member.

“Applicable Proxy” has the meaning set forth in Section 1.2.

“Board” has the meaning set forth in the recitals hereof.

“Business Day” means any day of the year other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Change in Control” means (x) any reorganization, consolidation, merger, readjustment or other transaction that results in the Class B Stockholders, collectively, ceasing to possess, directly or indirectly, (i) at least 50% of the total voting power of any corporation surviving such transaction or, if such corporation is a subsidiary of another corporation, of such controlling corporation, as the case may be, or (ii) if the surviving or controlling entity is not a corporation, the power to direct or cause the direction of the management policies thereof by reason of ownership of voting securities, by contract or otherwise or (y) any sale of all or substantially all of the assets of the Company and its subsidiaries to any corporation with respect to which the Class B Stockholders do not possess at least 50% of the total voting power of such corporation, or if the acquiring entity is not a corporation, the power to direct or cause the direction of the management policies thereof by reason of ownership of voting securities, by contract or otherwise.

“Class A Common Stock” has the meaning set forth in Section 5.2(b).

“Class B Baseline Share Ownership” of any Member means the total number of Shares set forth next to such Member’s name on Schedule C hereto, as increased to reflect any Class B Common Stock acquired after the date hereof by gift or inheritance, excluding any gift or inheritance from such Member’s Sibling Group.

“Class B Common Stock” means the Class B common stock of the Company.

“Class B Stockholder” or “Class B Stockholders” means (i) each holder of Class B Common Stock listed on Schedule A annexed hereto and (ii) each Person that acquires Class B Common Stock after the date hereof in accordance with this Agreement and (x) is a party to this Agreement or (y) becomes a party to this Agreement in accordance with Section 13.5.

“Class B Trust” or “Class B Trusts” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the recitals hereof.

“Current Trustee” means each of David M. Dolan, Paul J. Dolan, Mary S. Dolan and Matthew J. Dolan.

“Dolan Approval” shall mean the approval of Charles F. Dolan and at least two other Members, prior to the Transition Time.

“Dolan Family Committee” has the meaning set forth in Section 2.1.

“Dolan Children Trusts Registration Rights Agreement” means the Dolan Children Trusts Registration Rights Agreement, dated as of September 15, 2015, among the Company and certain of the Class B Trusts, as such agreement may be amended, supplemented or replaced.

“Dolan Registration Rights Agreement” means the Dolan Registration Rights Agreement, dated as of September 15, 2015, among the Company, Charles F. Dolan and certain other Class B Stockholders, as such agreement may be amended, supplemented or replaced

“Drag-Along Notice” has the meaning set forth in Section 5.6(b).

“Drag-Along Sellers” has the meaning set forth in Section 5.6(a).

“Drag Transaction” has the meaning set forth in Section 5.6(a).

“Excluded Trust” shall mean any Class B Trust that, at the time of a particular vote of Shares, (i) is not a grantor trust for income tax purposes, (ii) is a “resident trust”, in whole or in part, within the meaning of Section 605(b)(3) of the New York Tax Law and (iii) has no trustees domiciled, or real or tangible personal property located, in the State of New York.

“Exempted Sale” means a Market Sale by any Class B Stockholder in which the anticipated proceeds, when combined with the proceeds from all other Market Sales by other members of the Sibling Group to which such Class B Stockholder belongs during the preceding 12 months, does not exceed $2,500,000.

“Expiration Date” has the meaning set forth in Section 5.4(f).

“Fair Market Value” as of any date means for (a) publicly traded securities, the average of the daily volume-weighted average price per share of such common stock for each of the 10 trading days prior to such date (as reported by Bloomberg Financial L.P. using the VWAP function, or if unavailable, by another authoritative source, or if no other authoritative source is available, based upon the average of the daily closing prices (instead of the daily volume-weighted average prices) for such 10 trading days, as reported by Bloomberg Financial L.P. or another authoritative source), and (b) non-publicly traded securities, or any asset or other consideration, the fair market value as determined, unless all Members otherwise agree, by an independent financial advisor retained by the Dolan Family Committee, acting by Majority Vote. For purposes of determining their Fair Market Value, Shares shall be treated as shares of Class A Common Stock.

“Gift” has the meaning set forth in Section 5.10.

“Going-Private Transaction” means any transaction, other than a transaction that would result in a Change in Control, pursuant to which one or more Class B Stockholders or Members, with or without other equity partners, would acquire all or substantially all of the Company’s common stock and shares of such stock would no longer be registered under the Securities Exchange Act of 1934, as amended, or listed on any stock exchange.

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal); (iv) multi-national organization or body; and/or (v) government entity exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Market Sale Seller” has the meaning set forth in Section 5.3(a).

“Initial Market Sale Shares” shall have the meaning set forth in Section 5.3(a).

“Interim Member” means (i) a Current Trustee of one of the Applicable Member’s Trusts or any sibling of the relevant Member who is designated as a guardian of any minor child of the relevant Member, or (ii) in the event that the relevant Member is not survived by a person described in clause (i), any other trustee of one of the Applicable Member’s Trusts or any individual designated as a guardian of any minor child of the relevant Member.

“Majority Vote” means the affirmative vote of a majority of the votes of the Members (excluding, for the avoidance of doubt, Charles F. Dolan).

“Market Sale” means a sale of shares of Class A Common Stock obtained upon conversion of Shares in an open market sale pursuant to an exemption from the registration requirements of the Securities Act, including a sale pursuant to Rule 144 of the Securities Act.

“Market Sale Expiration Date” has the meaning set forth in Section 5.3(h).

“Market Sale Notice” has the meaning set forth in Section 5.3(a).

“Market Sale Offerees” has the meaning set forth in Section 5.3(a).

“Market Sale Participant” has the meaning set forth in Section 5.3(b).

“Market Sale Price” has the meaning set forth in Section 5.3(a).

“Market Sale Scheduled Closing Date” has the meaning set forth in Section 5.3(f).

“Market Sale Sellers” has the meaning set forth in Section 5.3(b).

“Market Sale Shares” has the meaning set forth in Section 5.3(b).

“Market Sale Tag Along Shares” has the meaning set forth in Section 5.3(b).

“Member” or “Members” has the meaning set forth in Section 2.1.

“Member Trusts” means, with respect to each Sibling Member, (i) the Class B Trusts set forth across from such Sibling Member’s name on Schedule C hereto and (ii) any trust, the income beneficiaries of which are one or more of such Sibling Member and his or her descendants or the current income of which would be required to be distributed to one or more of such persons if any current income of such trust were to be distributed, which becomes a party to this Agreement in accordance with Section 13.5.

“Offered Shares” has the meaning set forth in Section 5.4(a).

“Offeree Notice” has the meaning set forth in Section 5.4(b).

“Offerees” has the meaning set forth in Section 5.4(a).

“Original Agreement” has the meaning set forth in the recitals hereof.

“Permanent Incapacity” means, with respect to an individual, any individual whose ability to receive and evaluate information effectively or to communicate decisions, or both, is impaired to such an extent that the individual permanently lacks the capacity to manage his or her financial resources, as determined by certification of one licensed physician.

“Permitted Holder” means Charles F. Dolan, Helen A. Dolan, any descendants of Charles F. Dolan and Helen A. Dolan, any trusts for the sole benefit of any such descendants, any Acceptable Trust, and any entity owned exclusively by one or more of the foregoing.

“Person” means an individual, a partnership, a limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a Governmental Body.

“Pro Rata Portion” has the meaning set forth in Section 5.5(b).

“Registration Rights Agreements” means the Dolan Children Trusts Registration Rights Agreement and the Dolan Registration Rights Agreement.

“ROFR Transferor” has the meaning set forth in Section 5.4(a).

“Rule 144 Threshold” means the maximum number of shares of Class A Common Stock that could be sold under Rule 144(e) under the Securities Act, or any successor provision.

“Scheduled Closing Date” has the meaning set forth in Section 5.4(d).

“Second Market Sale Notice” has the meaning set forth in Section 5.3(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder” has the meaning set forth in Section 5.6(a).

“Shares” means shares of Class B Common Stock.

“Sibling Group” of any Sibling Member means (a) such Sibling Member and his or her descendants, (b) each of such Sibling Member’s Member Trusts, (c) any Acceptable Trust for the benefit of one or more of such Sibling Member’s spouse and his or her descendants and (d) to the extent of such Sibling Member’s or his or her descendants’ attributable interest therein, any legal entity, including, but not limited to, partnerships, limited liability companies, limited partnerships, corporations or joint ventures, formed after the date hereof, which owns Shares that were contributed to such entity, directly or indirectly, by such Sibling Member, his or her descendants or any of the entities referenced in clauses (b) and (c) above.

“Sibling Member” shall mean each of Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne E. Dolan Weber, Patrick F. Dolan, Thomas C. Dolan and James L. Dolan.

“Supermajority Vote” means the affirmative vote of all but one of the votes of the Members (excluding, for the avoidance of doubt, Charles F. Dolan).

“Tag-Along Participant” has the meaning set forth in Section 5.5(b).

“Tag Percentage” has the meaning set forth in Section 5.5(a).

“Third Party” has the meaning set forth in Section 5.4(a).

“Third Party Offer” has the meaning set forth in Section 5.4(a).

“Third Party Price” means the amount of consideration set forth in the Third Party Offer, which, if all or part of such consideration is in cash, will be that amount in cash, and as to any consideration in the Third Party Offer which is not in cash, will be deemed to be an amount of cash equal to the Fair Market Value of such consideration.

“Transfer” has the meaning set forth in Section 5.1.

“Transfer Notice” has the meaning set forth in Section 5.5(a).

“Transferred Shares” has the meaning set forth in Section 5.5(a).

“Transferring Stockholders” has the meaning set forth in Section 5.5(a).

“Transition Time” means the death or Permanent Incapacity of Charles F. Dolan.

“Trustee” or “Trustees” has the meaning set forth in the recitals hereof.

“Two-Thirds Majority Vote” means the affirmative vote of two-thirds of the votes of the Members (excluding, for the avoidance of doubt, Charles F. Dolan).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement has been executed by each of the parties hereto, and shall be effective as of the date first above written.

CHARLES F. DOLAN, individually, and as Trustee of the Charles F. Dolan 2009 Revocable Trust

/s/ Charles F. Dolan
By:	Charles F. Dolan

HELEN A. DOLAN, individually, and as Trustee of the Helen A. Dolan 2009 Revocable Trust

/s/ Helen A. Dolan
By:	Helen A. Dolan

JAMES L. DOLAN, individually

/s/ James L. Dolan
By:	James L. Dolan

THOMAS C. DOLAN, individually

/s/ Thomas C. Dolan
By:	Thomas C. Dolan

PATRICK F. DOLAN, individually

/s/ Patrick F. Dolan
By:	Patrick F. Dolan

[Signature Page to MSG Networks Class B Stockholders’ Agreement]

MARIANNE E. DOLAN WEBER, individually

/s/ Marianne E. Dolan Weber
By:	Marianne E. Dolan Weber

DEBORAH A. DOLAN-SWEENEY, individually

/s/ Deborah A. Dolan-Sweeney
By:	Deborah A. Dolan-Sweeney

KATHLEEN M. DOLAN, individually, and as a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah Dolan-Sweeney, Marianne Dolan Weber, Patrick F. Dolan, Thomas C. Dolan and James L. Dolan, the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

/s/ Kathleen M. Dolan
By:	Kathleen M. Dolan

CHARLES F. DOLAN CHILDREN TRUST FBO KATHLEEN M. DOLAN
CHARLES F. DOLAN CHILDREN TRUST FBO JAMES L. DOLAN

/s/ Paul J. Dolan
By:	Paul J. Dolan, Trustee

[Signature Page to MSG Spinco Class B Stockholders’ Agreement]

CHARLES F. DOLAN CHILDREN TRUST FBO MARIANNE DOLAN WEBER
CHARLES F. DOLAN CHILDREN TRUST FBO THOMAS C. DOLAN

/s/ Matthew J. Dolan
By:	Matthew J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO DEBORAH DOLAN-SWEENEY
CHARLES F. DOLAN CHILDREN TRUST FBO PATRICK F. DOLAN

/s/ Mary S. Dolan
By:	Mary S. Dolan, Trustee

CFD 2009 FAMILY TRUST FBO KATHLEEN M. DOLAN
CFD 2009 FAMILY TRUST FBO DEBORAH A. DOLAN-SWEENEY
CFD 2009 FAMILY TRUST FBO MARIANNE E. DOLAN WEBER
CFD 2009 FAMILY TRUST FBO PATRICK F. DOLAN
CFD 2009 FAMILY TRUST FBO THOMAS C. DOLAN
CFD 2009 FAMILY TRUST FBO JAMES L. DOLAN

/s/ Mary S. Dolan
By:	Mary S. Dolan, Trustee

/s/ David M. Dolan
By:	David M. Dolan, Trustee

[Signature Page to MSG Spinco Class B Stockholders’ Agreement]

SCHEDULE A

Stockholder	Shares of Class B Common Stock, as of September 10, 2015

Charles F. Dolan 2009 Revocable Trust	225,870

Helen A. Dolan 2009 Revocable Trust	117,121

Charles F. Dolan Children Trust FBO Kathleen M. Dolan	306,327

Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney	306,327

Charles F. Dolan Children Trust FBO Marianne Dolan Weber	296,934

Charles F. Dolan Children Trust FBO Patrick F. Dolan	295,338

Charles F. Dolan Children Trust FBO Thomas C. Dolan	308,986

Charles F. Dolan Children Trust FBO James L. Dolan	308,986

CFD 2009 Family Trust FBO Kathleen M. Dolan	385,801

CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney	350,801

CFD 2009 Family Trust FBO Marianne E. Dolan Weber	406,801

CFD 2009 Family Trust FBO Patrick F. Dolan	383,467

CFD 2009 Family Trust FBO Thomas C. Dolan	410,801

CFD 2009 Family Trust FBO James L. Dolan	410,801

Tara Dolan 1989 Trust	5,052

Ryan Dolan 1989 Trust	5,052

James L. Dolan	5,052

A-1

SCHEDULE B

Notices

Party	Address for Notices

Charles F. Dolan Charles F. Dolan 2009 Revocable Trust

Charles F. Dolan

119 Cove Neck Road

Oyster Bay, New York 11771

Telephone: (516) 922-3711

Facsimile: (516) 803-1179

E-mail: cdolan@cablevision.com

With a copy to:

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@dfollc.com

Helen A. Dolan Helen A. Dolan 2009 Revocable Trust

Helen A. Dolan

119 Cove Neck Road

Oyster Bay, New York 11771

Telephone: (516) 922-3711

With a copy to:

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@dfollc.com

Charles F. Dolan Children Trust FBO Kathleen M. Dolan

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

and

Paul J. Dolan

Progressive Field

2401 Ontario Street

Cleveland, OH 44115

Telephone: (440) 247-2992

Email: pdolan@indians.com

With a copy to:

MLC Ventures LLC

c/o Richard Baccari

34 Acorn Lane

Yorktown Heights, NY 10598

Telephone: (914) 804-5478

Email: Rich@rgbcpa.com

Charles F. Dolan Children Trust FBO James L. Dolan

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

and

Paul J. Dolan

Progressive Field

2401 Ontario Street

Cleveland, OH 44115

Telephone: (440) 247-2992

Email: pdolan@indians.com

With a copy to:

Knickerbocker Group LLC

P.O. Box 420

Oyster Bay, New York 11771

Attention: Scott Metsch

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

Email: smetsch@kglfo.com

For Overnight Delivery:

Scott Metsch

Knickerbocker Group LLC

c/o MSG

Two Penn Plaza, 24th Floor

New York, New York 10121

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

E-mail: smetsch@kglfo.com

Charles F. Dolan Children Trust FBO Marianne Dolan Weber

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

and

Matthew J. Dolan, Esq.

Thrasher, Dinsmore & Dolan LPA

Corporate Place

100 7th Avenue, Suite 150

Chardon, Ohio 44024

Telephone: (440) 285-2242

Facsimile: (440) 285-9423

Email: mdolan@tddlaw.com

With a copy to:

MLC Ventures LLC

c/o Richard Baccari

34 Acorn Lane

Yorktown Heights, NY 10598

Telephone: (914) 804-5478

Email: Rich@rgbcpa.com

Charles F. Dolan Children Trust FBO Thomas C. Dolan

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

and

Matthew J. Dolan, Esq.

Thrasher, Dinsmore & Dolan LPA

Corporate Place

100 7th Avenue, Suite 150

Chardon, Ohio 44024

Telephone: (440) 285-2242

Facsimile: (440) 285-9423

Email: mdolan@tddlaw.com

and

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@dfollc.com

Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney Charles F. Dolan Children Trust FBO Patrick F. Dolan

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

and

Mary S. Dolan

1427 Judson Avenue

Evanston, Illinois 60201

Telephone: (847) 733-1424

Email: marysdolan@yahoo.com

With a copy to:

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@@dfollc.com

Tara Dolan 1989 Trust	Kathleen M. Dolan P.O. Box 94 Barnard, Vermont 05031 Email: kd@artistreevt.org For Federal Express Delivery: Kathleen M. Dolan 94B Bowman Road Barnard, Vermont 05031 Telephone: (802) 234-9259

With a copy to:

c/o Dolan Family Office LLC 340 Crossways Park Drive Woodbury, New York 11797 Attention: Renzo Mori Telephone: (516) 803-9200 Facsimile: (516) 364-4592 E-mail: rmori@dfollc.com

Ryan Dolan 1989 Trust

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

With a copy to:

Knickerbocker Group LLC

P.O. Box 420

Oyster Bay, New York 11771

Attention: Scott Metsch

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

Email: smetsch@kglfo.com

For Overnight Delivery:

Scott Metsch

Knickerbocker Group LLC

c/o MSG

Two Penn Plaza, 24th Floor

New York, New York 10121

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

E-mail: smetsch@kglfo.com

CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney CFD 2009 Family Trust FBO Patrick F. Dolan CFD 2009 Family Trust FBO Thomas C. Dolan

Mary S. Dolan

1427 Judson Avenue

Evanston, Illinois 60201

Telephone: (847) 733-1424

Email: marysdolan@yahoo.com

and

David M. Dolan

7 Glenmaro Lane

St. Louis, Missouri 63131

Telephone: (314) 569-2868

Facsimile: (314) 569-3370

Email: glenmaro@aol.com

With a copy to:

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@dfollc.com

CFD 2009 Family Trust FBO James L. Dolan

Mary S. Dolan

1427 Judson Avenue

Evanston, Illinois 60201

Telephone: (847) 733-1424

Email: marysdolan@yahoo.com

and

David M. Dolan

7 Glenmaro Lane

St. Louis, Missouri 63131

Telephone: (314) 569-2868

Facsimile: (314) 569-3370

Email: glenmaro@aol.com

With a copy to:

Knickerbocker Group LLC

P.O. Box 420

Oyster Bay, New York 11771

Attention: Scott Metsch

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

Email: smetsch@kglfo.com

For Overnight Delivery:

Scott Metsch

Knickerbocker Group LLC

c/o MSG

Two Penn Plaza, 24th Floor

New York, New York 10121

Telephone: (212) 465-3955

Facsimile: (212) 428-6754

E-mail: smetsch@kglfo.com

CFD 2009 Family Trust FBO Kathleen M. Dolan CFD 2009 Family Trust FBO Marianne E. Dolan Weber

Mary S. Dolan

1427 Judson Avenue

Evanston, Illinois 60201

Telephone: (847) 733-1424

Email: marysdolan@yahoo.com

and

David M. Dolan

7 Glenmaro Lane

St. Louis, Missouri 63131

Telephone: (314) 569-2868

Facsimile: (314) 569-3370

Email: glenmaro@aol.com

With a copy to:

MLC Ventures LLC

c/o Richard Baccari

34 Acorn Lane

Yorktown Heights, NY 10598

Telephone: (914) 804-5478

Email: Rich@rgbcpa.com

Kathleen M. Dolan

Kathleen M. Dolan

P.O. Box 94

Barnard, Vermont 05031

Email: kd@artistreevt.org

For Federal Express Delivery:

Kathleen M. Dolan

94B Bowman Road

Barnard, Vermont 05031

Telephone: (802) 234-9259

With a copy to:

MLC Ventures LLC

c/o Richard Baccari

34 Acorn Lane

Yorktown Heights, NY 10598

Telephone: (914) 804-5478

Email: Rich@rgbcpa.com

Deborah A. Dolan-Sweeney

91 Cove Neck Road

Oyster Bay, New York 11771

Telephone: (516) 922-6694

Email: ddolan@cablevision.com

With a copy to:

c/o Dolan Family Office LLC

340 Crossways Park Drive

Woodbury, New York 11797

Attention: Renzo Mori

Telephone: (516) 803-9200

Facsimile: (516) 364-4592

E-mail: rmori@dfollc.com

Marianne E. Dolan Weber

33 Southard Avenue

Rockville Centre, NY 11570

Facsimile: (212) 428-6754

Email: mariannedweber@gmail.com

With a copy to:

MLC Ventures LLC

c/o Richard Baccari

34 Acorn Lane

Yorktown Heights, NY 10598

Telephone: (914) 804-5478

Email: Rich@rgbcpa.com

Patrick F. Dolan	76 Woolsey Street Huntington, New York 11743-2641 Telephone: (516) 470-2136 Facsimile: (516) 790-5387 Email: pfdolan@news12.com

Thomas C. Dolan	119 Cove Neck Road Oyster Bay, New York 11771 Telephone: (516) 922-7048 Facsimile: (516) 803-1197 Email: tcdolan@gmail.com

James L. Dolan	c/o Knickerbocker Group LLC P.O. Box 420 Oyster Bay, New York 11771 Attention: Scott Metsch Telephone: (212) 465-3955 Facsimile: (212) 428-6754 Email: jdolan@cablevision.com Email: smetsch@kglfo.com

In each case, copies shall also be sent to:

Mr. Brian G. Sweeney	Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714 Telephone: (516) 803-4251
Facsimile: (516) 803-1186
E-mail: bgsweeney@cablevision.com

and

Debevoise & Plimpton LLP	Attention: Richard D. Bohm
919 Third Avenue
New York, New York 10022 Telephone: (212) 909-6226
Facsimile: (212) 909-6836
E-mail: rdbohm@debevoise.com

SCHEDULE C

Member	Number of Shares of Class B Common Stock Deemed to be Owned By Member, as of September 10, 2015	Ownership Conferred Through

Kathleen M. Dolan	306,327	Charles F. Dolan Children Trust FBO Kathleen M. Dolan
	385,801	CFD 2009 Family Trust FBO Kathleen M. Dolan
	692,128	Total

Deborah A. Dolan-Sweeney	306,327	Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney
	350,801	CFD 2009 Family Trust FBO Deborah A. Dolan-Sweeney
	657,128	Total

Marianne Dolan Weber	296,934	Charles F. Dolan Children Trust FBO Marianne Dolan Weber
	406,801	CFD 2009 Family Trust FBO Marianne E. Dolan Weber
	703,735	Total

Patrick F. Dolan	295,338	Charles F. Dolan Children Trust FBO Patrick F. Dolan
	383,467	CFD 2009 Family Trust FBO Patrick F. Dolan
	5,052	Tara Dolan 1989 Trust
	683,858	Total

Thomas C. Dolan	308,986	Charles F. Dolan Children Trust FBO Thomas C. Dolan
	410,801	CFD 2009 Family Trust FBO Thomas C. Dolan
	719,787	Total

James L. Dolan	5,052	Individually
	308,986	Charles F. Dolan Children Trust FBO James L. Dolan
	410,801	CFD 2009 Family Trust FBO James L. Dolan
	5,052	Ryan Dolan 1989 Trust
	29,891	Total

C-1